EXHIBIT 99.1


[RELIANT RESOURCES, INC. LOGO]                 [ORION POWER HOLDINGS, INC. LOGO]


                    RELIANT RESOURCES TO ACQUIRE ORION POWER
                           IN $2.9 BILLION TRANSACTION

     TRANSACTION ENHANCES RELIANT RESOURCES' POSITION AS LEADING PROVIDER OF
                      WHOLESALE POWER AND ENERGY SERVICES

HOUSTON AND BALTIMORE, SEPTEMBER 27, 2001 - Reliant Resources, Inc. (NYSE: RRI) and Orion Power Holdings, Inc. (NYSE: ORN) announced that they have entered into a definitive merger agreement, under which Reliant Resources will acquire all of the outstanding shares of Orion Power for $26.80 per share in cash in a transaction valued at approximately $2.9 billion. Reliant Resources will also assume approximately $1.8 billion of Orion Power's net debt. The transaction will be immediately accretive to Reliant Resources' earnings per share. The companies anticipate that the transaction will be completed in early 2002, at which time Orion Power's business will be combined with Reliant Resources' domestic wholesale group.

The transaction will enhance Reliant Resources' position as a leading provider of wholesale power, gas, and energy services, combining Reliant Resources' 14,100 megawatts (MW) of domestic capacity in operation or under construction with Orion Power's 6,500 MW. The combined company will capitalize on strong commercial skills, including trading, marketing, risk management and integrated asset operations.

This transaction is consistent with Reliant Resources' strategy to:

     o Focus on a diverse portfolio of assets across multiple regions within North America;
     o Target  regions  with   attractive   market   fundamentals   and  growth
       opportunities; and
     o Utilize trading, marketing, risk management and operating skills to enhance earnings.

Steve Letbetter, chairman, president and chief executive officer of Reliant Resources, said, "This transaction positions the company for continued attractive growth in earnings. Orion Power's generation fleet utilizes a diverse fuel mix, provides a wide range of dispatch capabilities and expands our geographic footprint into attractive power markets in New York and the ECAR power pools, which complement our existing presence in the PJM market. With our combined asset base, Orion Power's power sales contracts and Reliant Resources' commercial skills and synergies, we can create greater value from our combined business at lower risk. The transaction is also consistent with our focus on North America, which we believe continues to offer the most attractive growth opportunities in the gas and power markets."

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Jack Fusco,  president and chief executive  officer of Orion Power,  said, "This transaction is beneficial to both companies' shareholders as well as our employees and the communities we serve. We are very pleased to be combining with an organization with the skills and reputation of Reliant Resources. The
combined  company  will  be  even  better   positioned  to  capture  the  growth
opportunities created by deregulation. We are firmly committed to helping to achieve a rapid and seamless integration of our two companies to ensure that Reliant Resources continues to play a leading role in the energy industry."

The acquisition is structured as a cash merger and is conditioned upon approval by Orion Power's shareholders and regulatory approvals. Shareholders owning a majority of Orion Power's outstanding stock, including Goldman, Sachs & Co. and its affiliates, Constellation Energy Group, Inc., Mitsubishi Corporation and Tokyo Electric Power Company International, have agreed to vote their shares in favor of the transaction. The transaction is not conditioned upon financing. Funding for the transaction will be obtained through current cash balances, existing Reliant Resources credit facilities and a new acquisition financing facility, which will be in place prior to closing.

As previously announced, Reliant Resources' Board of Directors has authorized the company to repurchase up to 10 million shares of its common stock over the next 18 months.

Merrill Lynch & Co. acted as financial advisor, and Baker Botts, L.L.P. acted as legal counsel to Reliant Resources. Goldman, Sachs & Co. acted as financial advisor, and Wachtell, Lipton, Rosen & Katz and Stroock & Stroock & Lavan LLP acted as legal counsel to Orion Power.

Orion Power (NYSE: ORN), headquartered in Baltimore, MD, is a fast-growing independent electric power generating company formed in March 1998 to acquire, develop, own and operate power-generating facilities in the newly deregulated wholesale markets throughout North America. Since its inception, Orion Power has invested over $4 billion in 81 power plants currently in operation with a total capacity of 5,926 megawatts and an additional 5,000 megawatts in construction and various stages of development. For more information about Orion Power, visit its website at www.orionpower.com.

Reliant Resources, based in Houston, Texas, provides electricity and energy services to wholesale and retail customers in the U.S. and Europe. The company has nearly 20,000 megawatts of power generation capacity in operation, under construction or under contract in the U.S. and is one of only five companies to rank among both the ten largest power marketers and the ten largest natural gas marketers in North America. Reliant Resources also has wholesale trading and marketing operations and nearly 3,500 megawatts of power generation in operation in Western Europe. At the retail level, Reliant Resources provides energy services and will serve approximately 1.7 million customers in Texas when the electricity market opens to full retail competition in January 2002. Reliant Resources currently is a majority owned subsidiary of Reliant Energy, Incorporated (NYSE: REI).

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This  press  release  includes  "forward-looking  statements"  as defined by the
Securities and Exchange Commission. Such statements are those concerning the contemplated transaction and strategic plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the companies expect, believe or anticipate will or may occur in the future are forward-looking statements. This includes completion of the proposed transaction, realization of expected synergies from the transaction, financing for the transaction, future commodity prices, future financial performance, and other matters. These statements are based on certain assumptions made by the companies based on their experience and perception of historical trends, current conditions, expected future developments and other factors they believe are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the companies. These risks include, but are not limited to, market conditions, economic conditions, environmental risks and regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.

In connection with the proposed merger, Orion Power Holdings, Inc. will file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents containing information about Reliant Resources, Inc. and Orion Power Holdings, Inc., without charge, at the SEC's web site at www.sec.gov. Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement may also be obtained for free by directing a request to: Investor Relations, Orion Power Holdings, Inc., 7 East Redwood Street, Baltimore, MD 21202; Phone: (410) 230-3528; Fax: (410) 234-0994.

Orion Power and its directors, executive officers and certain of its employees may be considered "participants" in the solicitation of proxies from Orion Power stockholders in connection with the transaction. Information regarding such persons and a description of their interests in the transaction are contained in Orion Power's Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement for the transaction when it becomes available.

FINANCIAL ANALYST TELECONFERENCE

The senior management of Reliant Resources will host a financial analyst teleconference call today at 10:00 am EDT to discuss this transaction. A live broadcast of the teleconference is available at www.reliantresources.com by clicking on an available link in the Investing Section. Real Network's Real Player or Window's Media Player is required to access the web cast. Please go to the web site at least 15 minutes early to register, download, and install any necessary software. For those who cannot listen to the live broadcast, a replay will be available on www.reliantresources.com shortly after the call.

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FINANCIAL ANALYST MEETING

The senior management of Reliant Resources will also host a financial analyst meeting in New York City tomorrow at 9:00 am EDT to discuss this transaction. A live broadcast of the meeting is available at www.reliantresources.com by clicking on an available link. Real Network's Real Player or Window's Media Player is required to access the web cast. Please go to the web site at least 15 minutes early to register, download, and install any necessary software. For those who cannot listen to the live broadcast, a replay will be available on www.reliantresources.com shortly after the meeting.

CONTACTS FOR RELIANT RESOURCES           CONTACTS FOR ORION POWER HOLDINGS

INVESTORS:                               INVESTORS AND MEDIA:
Dennis Barber                            Rahul Advani
(713) 207-3042                           (410) 230-3528

MEDIA:
Sandy Fruhman
(713) 207-3123


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